Exhibit 99.1

Apple REIT Nine
HOMEWOOD
SUITES

MARCH 31, 2011

APPLE REIT NINE 2011 FIRST QUARTER

DEAR SHAREHOLDER

GLADE M. KNIGHT

The newly acquired Apple REIT Nine, Inc. portfolio of hotels continued to ramp up well during the first quarter of 2011. As we move towards the completion of our acquisition phase and as positive economic conditions continue to become more prevalent across our markets, I am optimistic that 2011 will be a year of steady progress for the Company.

Apple REIT Nine acquired 43 attractive hotels in 2010 and as of the printing of this report, an additional eight properties have been added since the beginning of 2011, bringing the total portfolio to 84 Marriott®- and Hilton®-branded hotels, with 10,724 guestrooms across 27 states, and 111 parcels of land in the Ft. Worth, TX area that are leased to a third party. On January 11, 2011 Apple REIT Nine entered the New Jersey market, acquiring two properties, a 118-room Homewood Suites® in Mt. Laurel, NJ and a 131-room Courtyard® by Marriott® in West Orange, NJ. Soon after, we acquired an 81-room Hampton Inn & Suites® in Texarkana, TX and on February 3, 2011 we opened the first-ever 118-room Home2 Suites by Hilton® in Fayetteville, NC, the first new brand Hilton® has introduced in 20 years. In mid-February, we acquired a 107-room Residence Inn® by Marriott® in Manassas, VA and a 95-room Residence Inn® in San Bernardino, CA. On March 28, 2011 we opened a brand new 155-room SpringHill Suites® by Marriott® in the heart of Alexandria, VA, convenient to Washington, DC. Most recently, on May 17, 2011, we acquired a 224-room full-service Hilton® in the Park Cities neighborhood of Dallas, TX. The Company has contracted for the potential purchase of six additional properties, some of which are currently under construction, that we anticipate closing on in the coming months.

For the three-month periods ended March 31, 2011 and March 31, 2010, the Apple REIT Nine portfolio of hotels, for the period owned by us, reported an average daily rate of $108 and $102, occupancy of 67 percent and 61 percent, and revenue per available room (RevPAR) of $72 and $61, respectively. Last year was marked by tremendous acquisition activity for the Company and as our period of ownership lengthens, year-over-year comparables will become more meaningful. We are generally pleased with the performance of our hotels during this initial stage of ownership and anticipate improved operations as the hotels continue to ramp up while economic conditions strengthen.

Modified funds from operations (MFFO) for the first quarter of this year totaled $27.9 million, or $0.15 per share. MFFO for the same period last year totaled $10.2 million, or $0.10 per share. For the first three months of this year, we paid dividends of $0.22 per share, an eight percent annualized distribution rate based on an $11 share price. Our management team and Board of Directors closely monitor hotel operations as compared to distributions and may make adjustments as needed, based on available cash resources. Our objective in setting an annualized distribution rate is to provide consistency during the life of our program, taking into account varying economic cycles, capital improvements and ramp-up periods as well as current and projected hotel performance.

Our approach to hotel ownership, with current debt outstanding at approximately five percent of our total initial capitalization, is conservative and we remain committed to protecting the integrity of your investment. Industry analysts anticipate the increase in demand together with limited new lodging supply will continue to drive improvements in RevPAR across the hotel industry throughout 2011 and 2012. Subsequent shareholder reports will outline our future performance in detail. As always, thank you for investing with us.

Sincerely,
Glade M. Knight
Chairman and Chief Executive Officer

STATEMENTS OF OPERATIONS (Unaudited)

(In thousands except statistical data)	Three months ended March 31, 2011	Three months ended March 31, 2010

REVENUES
Room revenue	$65,869	$24,093
Other revenue	6,169	2,383

Total hotel revenue	$72,038	$26,476
Rental revenue	5,343	5,297

Total revenue	$77,381	$31,773

EXPENSES
Direct operating expense	$18,205	$7,589
Other hotel operating expenses	27,645	11,160
General and administrative	1,534	1,310
Depreciation	11,898	5,698
Acquisition related costs	2,615	2,151
Interest expense, net	535	84

Total expenses	$62,432	$27,992

NET INCOME
Net income	$14,949	$3,781

Net income per share	$0.08	$0.04

MODIFIED FUNDS FROM OPERATIONS (A)
Net income	$14,949	$3,781
Depreciation of real estate owned	11,898	5,698

Funds from operations	$26,847	$9,479

Straight-line rental income	(1,546)	(1,465)
Acquisition related cost	2,615	2,151

Modified FFO	$27,916	$10,165

FFO per share	$0.15	$0.09
Modified FFO per share	$0.15	$0.10

WEIGHTED-AVERAGE SHARES OUTSTANDING	181,609	104,768

OPERATING STATISTICS
Occupancy	67%	61%
Average daily rate	$108	$102
RevPAR	$72	$61
Number of hotels	83	38
Dividends per share	$0.22	$0.22

BALANCE SHEET HIGHLIGHTS (Unaudited)

(In thousands)	March 31, 2011	December 31, 2010

ASSETS
Investment in real estate, net	$1,543,346	$1,461,922
Cash and cash equivalents	117,580	224,108
Other assets	75,076	59,912

Total assets	$1,736,002	$1,745,942

LIABILITIES AND SHAREHOLDERS’ EQUITY
Notes payable	$104,407	$99,649
Other liabilities	12,478	12,254

Total liabilities	116,885	111,903
Total shareholders’ equity	1,619,117	1,634,039

Total liabilities & shareholders’ equity	$1,736,002	$1,745,942

(A) Funds from operations (FFO) is defined as net income (computed in accordance with generally accepted accounting principles – GAAP) excluding gains and losses from sales of depreciable property, plus depreciation and amortization. Modified funds from operations (MFFO) excludes rental revenue earned, but not received during the period or “straight-line” rent and costs associated with the acquisition of real estate. The company considers FFO and MFFO in evaluating property acquisitions and its operating performance and believes that FFO and MFFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of the company’s activities in accordance with GAAP. FFO and MFFO are not necessarily indicative of cash available to fund cash needs.

The financial information furnished reflects all adjustments necessary for a fair presentation of financial position at March 31, 2011 and the results of operations for the interim periods ended March 31, 2011. Such interim results are not necessarily indicative of the results that can be expected for the full year. The accompanying financial statements should be read in conjunction with the audited financial statements and related notes appearing in the Apple REIT Nine, Inc. 2010 Annual Report.

MARKET DIVERSITY
Portfolio of hotels

STATE / CITY
ALABAMA
Dothan, Troy
ALASKA
Anchorage
ARIZONA
Chandler (2), Phoenix (2), Tucson
ARKANSAS
Rogers (2)
CALIFORNIA
Clovis (2), San Bernardino, Santa Clarita (4)
COLORADO
Pueblo
FLORIDA
Fort Lauderdale, Miami, Orlando (2), Panama City, Panama City Beach, Tampa
GEORGIA
Albany
IDAHO
Boise
ILLINOIS
Mettawa (2), Schaumburg, Warrenville
INDIANA
Indianapolis, Mishawaka
LOUISIANA
Alexandria, Baton Rouge, Lafayette, West Monroe
MARYLAND
Silver Spring
MASSACHUSETTS
Andover
MICHIGAN
Novi
MINNESOTA
Rochester
MISSISSIPPI
Hattiesburg
MISSOURI
Kansas City, St. Louis (2)
NEW JERSEY
Mt. Laurel, West Orange
NORTH CAROLINA
Charlotte, Durham, Fayetteville, Holly Springs, Jacksonville
OHIO
Cleveland/Twinsburg
OKLAHOMA
Oklahoma City
PENNSYLVANIA
Malvern, Collegeville, Pittsburgh
TENNESSEE
Jackson (2), Johnson City, Nashville
TEXAS
Arlington, Austin (5), Austin/Round Rock, Beaumont, Dallas, Dallas/Allen (2), Dallas/Duncanville, Dallas/Lewisville, Fort Worth, Frisco, Grapevine, Houston, Irving, Texarkana
UTAH
Salt Lake City
VIRGINIA
Alexandria, Bristol, Manassas

CORPORATE HEADQUARTERS
814 East Main Street
Richmond, Virginia 23219
(804) 344-8121
(804) 344-8129 FAX
www.applereitnine.com

INVESTOR INFORMATION
For additional information about the
Company, please contact: Kelly Clarke,
Director of Investor Services
804-727-6321 or kclarke@applereit.com

CORPORATE PROFILE

Apple REIT Nine, Inc. is a real estate investment trust (REIT) focused on the acquisition and ownership of income-producing real estate that generates attractive returns for our shareholders. Our hotels operate under the Courtyard® by Marriott®, Fairfield Inn® by Marriott®, Fairfield Inn & Suites® by Marriott®, Marriott® Hotels & Resorts, Residence Inn® by Marriott®, SpringHill Suites® by Marriott®, TownePlace Suites® by Marriott®, Embassy Suites Hotels®, Home2 Suites by Hilton®, Homewood Suites by Hilton®, Hilton®, Hilton Garden Inn®, Hampton Inn® and Hampton Inn & Suites® brands. As of May 17, 2011, the Apple REIT Nine portfolio consisted of 84 hotels with 10,724 guestrooms in 27 states and 111 parcels of land leased to a third party.

MISSION

Apple REIT Nine, Inc. is a premier real estate investment company committed to providing maximum value for our shareholders.

COVER: HOMEWOOD SUITES, AUSTIN, TX

This quarterly report contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include: the availability and terms of financing; changes in national, regional and local economies and business conditions; competitors within the hotel industry; and the ability of the company to implement its acquisition strategy and operating strategy and to manage planned growth.

In addition, the timing and amounts of distributions to common shareholders are within the discretion of the company’s board of directors. Although the company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate; therefore, there can be no assurance that such statements included in this quarterly report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the company or any other person that the results or conditions described in such statements or the objectives and plans of the company will be achieved.

“Courtyard® by Marriott®,” “Fairfield Inn® by Marriott®,” “Fairfield Inn & Suites® by Marriott®,” “Marriott®,” “Residence Inn® by Marriott®,” “SpringHill Suites® by Marriott® “ and “TownePlace Suites® by Marriott®” are each a registered trademark of Marriott International, Inc. or one of its affiliates. All references to “Marriott” mean Marriott International and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Marriott is not responsible for the content of this correspondence, whether relating to the hotel information, operating information, financial information, Marriott’s relationship with Apple REIT Nine, Inc. or otherwise. Marriott is not involved in any way whether as an “issuer” or “underwriter” or otherwise in the Apple REIT Nine offering and receives no proceeds from the offering. Marriott has not expressed any approval or disapproval regarding this correspondence, and the grant by Marriott of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Marriott has not assumed and shall not have any liability in connection with this report.

“Embassy Suites Hotels®,” “Hampton Inn®,” “Hampton Inn & Suites®,” “Hilton®,” “Hilton Garden Inn®,” “Home2 Suites by Hilton®,” and “Homewood Suites by Hilton®” are each a registered trademark of Hilton Worldwide or one of its affiliates. All references to “Hilton” mean Hilton Worldwide and all of its affiliates and subsidiaries, and their respective officers, directors, agents, employees, accountants and attorneys. Hilton is not responsible for the content of this correspondence, whether relating to hotel information, operating information, financial information, Hilton’s relationship with Apple REIT Nine, Inc., or otherwise. Hilton is not involved in any way, whether as an “issuer” or “underwriter” or otherwise, in the Apple REIT Nine offering and receives no proceeds from the offering. Hilton has not expressed any approval or disapproval regarding this correspondence, and the grant by Hilton of any franchise or other rights to Apple REIT Nine shall not be construed as any expression of approval or disapproval. Hilton has not assumed and shall not have any liability in connection with this report.

COURTYARD

FROM LEFT TO RIGHT, TOP TO BOTTOM: HILTON GARDEN INN, FRISCO, TX; COURTYARD, JOHNSON CITY, TN; HOME2 SUITES, FAYETTEVILLE, NC; HOMEWOOD SUITES, DURHAM, NC; COURTYARD, SANTA CLARITA, CA; SPRINGHILL SUITES, BATON ROUGE, LA.